Exhibit 99.1

Broadcom Completes Acquisition of NetLogic Microsystems, Inc.

Combination Delivers End-to-End Network Infrastructure Platform Solution

IRVINE and SANTA CLARA, Calif., February 17, 2012 – Broadcom Corporation (NASDAQ: BRCM), a global innovation leader in semiconductor solutions for wired and wireless communications, today announced it has completed its $3.7 billion acquisition of NetLogic Microsystems, Inc. (NASDAQ: NETL), a leader in high performance intelligent semiconductor solutions for next generation networks.

The combination enables Broadcom to deliver best-in-class, seamlessly integrated network infrastructure platforms to its customers, reducing both time-to-market and development costs. The addition of NetLogic Microsystems also extends Broadcom’s infrastructure portfolio with key technologies, including multi-core embedded processor and knowledge-based processor solutions, both critical enablers of the next generation infrastructure build-out.

“The NetLogic acquisition is a significant milestone in Broadcom’s strategy to extend its communications infrastructure leadership and take advantage of the explosive growth in mobile and video traffic and the rise of cloud computing,” said Broadcom CEO Scott McGregor. “This acquisition adds a high-margin, high-growth business that strongly increases the addressable market of our infrastructure and networking business.”

Ron Jankov, former president and CEO of NetLogic Microsystems, joins Broadcom as a Senior Vice President and General Manager, reporting to Rajiv Ramaswami, Broadcom’s Executive Vice President and General Manager, Infrastructure & Networking Group. NetLogic Microsystems’ 700-plus employees will immediately become part of Broadcom.

The transaction, announced on September 12, 2011, cleared all required regulatory reviews and was approved by NetLogic Microsystems’ stockholders. Broadcom will include NetLogic Microsystems’ contribution to financial performance in the company’s first quarter earnings announcement.

About Broadcom

Broadcom Corporation (NASDAQ: BRCM), a FORTUNE 500® company, is a global leader and innovator in semiconductor solutions for wired and wireless communications. Broadcom® products seamlessly deliver voice, video, data and multimedia connectivity in the home, office and mobile environments. With the industry’s broadest portfolio of state-of-the-art system-on-a-chip and embedded software solutions, Broadcom is changing the world by Connecting everything®. For more information, go to www.broadcom.com.

About NetLogic Microsystems

NetLogic Microsystems, Inc. (NASDAQ: NETL) is a worldwide leader in high-performance intelligent semiconductor solutions that are powering next-generation Internet networks. NetLogic Microsystems’ best-in-class products perform highly differentiated tasks of accelerating complex network traffic to significantly enhance the performance and functionality of advanced 3G/4G mobile wireless infrastructure, data center, enterprise, metro Ethernet, edge and core infrastructure networks. NetLogic Microsystems’ market-leading product portfolio includes high-performance multi-core processors, knowledge-based processors, content processors, network search engines, digital front-end processors, high-speed 10/40/100 Gigabit Ethernet PHY solutions and ultra low-power embedded processors. These products are designed into high-performance systems such as switches, routers, wireless base stations, security appliances, networked storage appliances, service gateways and connected media devices offered by leading original equipment manufacturers (OEMs). NetLogic Microsystems is headquartered in Santa Clara, California, and has offices and design centers throughout North America, Asia and Europe. For more information about products offered by NetLogic Microsystems, call +1-408-454-3000 or visit the NetLogic Microsystems Web site at http://www.netlogicmicro.com.

Cautions Regarding Forward-Looking Statements

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to anticipated growth in mobile and video traffic and the benefits afforded by the acquisition to Broadcom’s infrastructure and networking business. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Broadcom’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the such risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners. NetLogic Microsystems, the NetLogic Microsystems logo and Putting Intelligence in the Network are trademarks of NetLogic Microsystems, Inc. All other trademarks are properties of their respective owners.

Broadcom Contacts
Corporate Communication	Investor Relations
Karen Kahn	Chris Zegarelli
949-926-3139	949-926-7567
kkahn@broadcom.com	czegarel@broadcom.com

NetLogic Microsystems Contact:
Kelvin Khoo
408-454-3116
kkhoo@netlogicmicro.com